SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 16, 2003


                        STANLEY FURNITURE COMPANY, INC.
             (Exact name of registrant as specified in its charter)


     Delaware                   0-14938                      54-1272589
     --------                   -------                      ----------
(State or other               (Commission                   (IRS Employer
  jurisdiction of             File Number)                Identification No.)
  incorporation)


1641 Fairystone Park Highway, Stanleytown, Virginia                24168
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     (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code: (276) 627-2000
                                                    --------------



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                   (Former name or former address, if changed
                              since last report.)

ITEM 5.  OTHER EVENTS

         On April 16, 2003, the Registrant issued a press release to announce the Board of Directors authorization to increase the Company's stock repurchase program by an additional $10.0 million and declare a quarterly cash dividend. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         The following exhibit is filed as a part of this report.

99.1     Press release dated April 16, 2003.







                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         STANLEY FURNITURE COMPANY, INC.

   April 16, 2003                               By: /s/Jeffrey R. Scheffer
   --------------                               ------------------------------
        Date                                     Jeffrey R. Scheffer
                                                 President and Chief Executive
                                                 Officer

                                  Exhibit 99.1



FOR IMMEDIATE RELEASE               CONTACT:
April 16, 2003                              DOUGLAS I. PAYNE
                                            Sr. V.P. - Finance and
                                            Administration
                                            (276)627-2157
                                            e-mail:dpayne@stanleyfurniture.com

                                            ANITA WIMMER
                                            Treasurer
                                            (276) 627-2446
                                            e-mail:awimmer@stanleyfurniture.com




    STANLEY FURNITURE BOARD AUTHORIZES AN ADDITIONAL $10 MILLION TO REPURCHASE
              ITS COMMON STOCK AND DECLARES QUARTERLY CASH DIVIDEND

STANLEYTOWN, VA, April 16, 2003/PRNewswire/ -- Stanley Furniture Company, Inc. (Nasdaq-NNM:STLY) announced today that its Board of Directors authorized the use of an additional $10 million to repurchase the Company's common stock. The total amount now authorized to repurchase the Company's common stock is $14.4 million. These repurchases may be made from time to time in the open market, in privately negotiated transactions, or otherwise, at prices that the Company deems appropriate.

The Board of Directors also declared a quarterly cash dividend of $.05 per share payable June 2, 2003 to stockholders of record on May 16, 2003. This is the second dividend declared by the board since the initiation of a cash dividend policy in January 2003.

Albert L. Prillaman, chairman, commented, "We are pleased with the Board's decision to continue our financial strategy of using a portion of the Company's capital to repurchase our shares and return profits to our stockholders through a cash dividend. This demonstrates the Board's confidence in the Company's strategy, growth opportunities and financial strength. We believe that investing in Stanley's shares given current market conditions represents an attractive investment. Stanley's strong financial condition and cash flow will allow us to simultaneously take advantage of opportunities to purchase our stock at attractive prices, continue our investment in the Company's future growth and return profits to our stockholders through cash dividends."

Established in 1924, Stanley Furniture Company, Inc. a leading manufacturer of wood furniture targeted at the upper-medium price range of the residential market. Manufacturing facilities are located in Stanleytown and Martinsville, VA and Robbinsville and Lexington, NC. Its common stock is traded on the Nasdaq stock market under the symbol STLY.

Certain statements made in this release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "believes," "estimates," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These statements reflect the Company's reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include competition in the furniture industry including competition from lower-cost foreign manufacturers, the Company's success in implementing its blended strategy of expanded offshore sourcing and domestic manufacturing, disruptions in offshore sourcing including those arising from supply or distribution disruptions or changes in political or economic conditions affecting the countries from which the Company obtains offshore sourcing, the cyclical nature of the furniture industry, fluctuations in the price for lumber which is the most significant raw material used by the Company, credit exposure to customers in the current economic climate, capital costs and general economic conditions. Future dividend payments will depend upon the financial condition, capital requirements and earnings of the Company, as well as other factors that the Board of Directors may deem relevant. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.




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